Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2010 FOURTH QUARTER AND YEAR END RESULTS

SAINT LOUIS, MO — June 2, 2010 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the fourth quarter and fiscal year ended April 25, 2010, and other Company-related news.

In making the announcement, the Company pointed to a series of accomplishments during the quarter and past fiscal year.  Specifically, the Company:

•                  Nears completion of the acquisition of Rainbow Casino in Vicksburg, Mississippi;

•                  Reduced property-level operating expenses by $12 million in fiscal year 2010, totaling over $32 million in cost reductions over the past two fiscal years;

•                  Increased See. Say. Smile. customer satisfaction scores to 90%; an increase of 300 bps from 60% two years ago; and

•                  Amended the leverage and interest coverage covenants of its senior credit facility.

James B. Perry, the Company’s chairman and chief executive officer, said, “Our results show clearly that we have remained committed to our goal of fiscal responsibility through this difficult economic cycle.  Preliminary data suggests that consumer spending may be beginning to slowly rebound and we are pleased that we have been able to re-engineer the costs associated with our business while consistently improving the guest experience across our portfolio.  In addition to these efforts, we have continued to make every effort to improve our balance sheet, and are actively exploring options for deploying capital to maximize value for our shareholders, including possible acquisitions, greenfield developments and management opportunities in a variety of jurisdictions.  As we look forward to completing the Rainbow acquisition as a component of our overall strategy, we will continue to fine-tune our operating model and evaluate potential opportunities with the clear goal of increased profitability and free cash flow.”

Consolidated Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Quarter Ended		Fiscal Year Ended
	April 25,	April 26,	April 25,	April 26,
	2010	2009	2010	2009

Net revenues, excluding insurance recoveries	$268.8	$281.7	$999.8	$1,046.2
Net revenues	268.8	284.6	999.8	1,108.0
EBITDA(1)	53.1	34.4	173.6	257.0
Income (loss) from continuing operations	6.4	25.6	(1.5)	61.2
Net income (loss)	4.9	14.6	(3.3)	43.6
Income (loss) per share from continuing operations	0.20	0.80	(0.05)	1.95
Net income (loss) per share	0.15	0.46	(0.10)	1.39

During the fourth quarter of fiscal 2010, net revenues decreased 5.6% to $268.8 million, when compared to prior year, while consolidated EBITDA increased 54.4% to $53.1 from $34.4 million.  This increase in EBITDA was caused primarily by valuation charges taken in FY 2009 offset by decreases in revenue.

For the fiscal year ended April 25, 2010, net revenues decreased 9.8% to $999.8 million, when compared to prior year, and consolidated EBITDA decreased 32.5% to $173.6 million.  The decrease in EBITDA is primarily attributable to the decrease in net revenues, insurance recoveries received in FY 2009 offset by the 2009 valuation charges as discussed above.

The following table outlines significant items impacting EBITDA and the Income (loss) from continuing operations during the fiscal quarters and years ended April 25, 2010 and April 26, 2009:

	Quarter Ended		Fiscal Year Ended
	April 25,	April 26,	April 25,	April 26,
	2010	2009	2010	2009
Items impacting EBITDA and Income (loss) from continuing operations:
Insurance recoveries, net	$—	$3.0	$—	$94.1
Valuation charges	—	(30.1)	—	(30.1)
Expense recoveries and other	—		6.8	(6.0)
Debt refinancing costs	(1.8)	—	(1.8)	—
Other	—	2.3	0.4	—
Additional item impacting Income (loss) from continuing operations:
Gain on early extinguishment of debt	—	57.7	—	57.7

Before considering the impact of the items detailed in the table above during the fourth quarter of fiscal 2010:

•                  Net revenues decreased 4.6% to $268.8 million

•                  Property-level EBITDA margins were 24.5% compared to 24.1% in the fourth quarter of fiscal year 2009

•                  Consolidated EBITDA decreased 7.2% to $54.9 million, primarily as a result of increased corporate development costs of approximately $0.9 million and decreased gaming revenues

Before considering the impact of the items detailed in the table above, annual results were as follows:

•                  Net revenues decreased 4.4% to $999.8 million

•                  Property-level EBITDA margins were 21.2% compared to 22.9% in fiscal year 2009

•                  Consolidated EBITDA decreased 15.5% to $168.2 million, primarily as a result of decreased gaming revenues

Discussing the operating results, Virginia McDowell, the Company’s president and chief operating officer, remarked, “We are continuing to build a stronger business model based on fundamental operating principles and fiscal responsibility.  While we believe the economic condition of our customers improved as the fiscal year progressed, we believe the effect of an economic recovery on the gaming business will be slow and steady. As a result, we continue to trim costs where possible, improve our marketing efforts and elevate the guest experience to improve the competitive positioning of each of our properties.  Over the past two years we have made prudent changes to our cost structure, including the elimination of over $30 million in property-level operating costs relating to our gaming floors, guest amenities and hotels, other facilities and marketing and administrative costs.

“The results of our properties during the quarter varied by market, but we are generally encouraged by the change in direction we have experienced compared to prior year. In Mississippi, Missouri and Iowa, we are finding market stability and a continued positive response to the new products we have introduced, including our two Lady Luck-branded casinos. In Pompano and Lake Charles, there are clear signs of improvement based upon new marketing programs and cost containment.  In Pompano, we believe, as a result of the gaming tax rollback set to take effect on July 1, we will be able to target customers we have not been able to effectively market to in the past due to the tax rate.

“Additionally, we believe there will continue to be opportunities to expand our gaming management and development efforts.  In addition to the Rainbow Casino transaction, we are fully engaged in a competitive bid process for the final resort license in Pennsylvania, have indicated a preliminary interest in the 13th Missouri license and are continuing to evaluate opportunities in a variety of jurisdictions that, we believe, could positively impact our future free cash flows.”

Dale R. Black, the Company’s senior vice president and chief financial officer, commented, “We believe we are responsibly managing through the economic downturn and are encouraged by the fact that the country has experienced six straight months of increases in consumer spending, particularly in the retail and manufacturing sectors which, we believe, bodes well for our economic outlook over time.

“With the added flexibility of the amendment to our credit facility through 2012 and the free cash flow expected to be generated through the Rainbow transaction, we believe that our business will begin to show more clear signs of economic improvement late in this calendar year and into 2011.”

Corporate and Other

Corporate and other increased $4.3 million to $13.0 million during the fourth quarter of fiscal 2010 compared to prior year, primarily due to credit amendment costs of $1.8 million, development costs of $0.9 million and increased non-cash stock compensation expense of $1.7 million.

For the fiscal year ended April 25, 2010, corporate and other increased $4.5 million, primarily due to credit amendment costs of $1.8 million, development costs of $1.5 million and increased non-cash stock compensation expense of $1.1 million.

Interest expense for the quarter was $21.7 million, an increase of $2.2 million compared to the prior fiscal year, primarily due to the increase of interest rates on the credit facility as a result of the recent amendment.  For the fiscal year ended April 25, 2010, interest expense decreased $16.6 million, primarily as a result of lower debt levels during the year, offset by the increased costs associated with the recent amendment.

As a result of the amendment to the credit facility, we incurred a charge of approximately $2.1 million related to fees and the write-off of certain unamortized deferred financing costs, of which approximately $0.3 million was non-cash and included in interest expense.

Capital Structure and FY 2011 Guidance

As of April 25, 2010, the Company had:

•                  $68.1 million in cash and cash equivalents

•                  $1,200.9 million in total debt

•                  Over $330 million in net line of credit availability

FY 2010 capital expenditures were $27.7 million

The Company provided guidance for the following specific non-operating items for fiscal year 2011 assuming the Rainbow acquisition closes by June 30, 2010:

•                  Depreciation and amortization expense is expected to be approximately $85 million to $87 million;

•                  The Company expects cash income taxes pertaining to FY 2011 operations to be less than $5 million which primarily represents state income taxes.

•                  Interest expense is expected to be approximately $89 million to $92 million, net of capitalized interest.

•                  Total Corporate expenses for FY 2011 are expected to be approximately $46 million including approximately $8.5 million in non-cash stock compensation expense.

•                  Maintenance capital expenditures for FY 2011 are expected to be approximately $45 million to $48 million, including conversion of approximately 2,500 slot machines to the Bally’s slot system technology.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Wednesday, June 2, 2010 at 10:00 am Central Time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing (877) 917-8929.  International callers can access the conference call by dialing (630) 395-0312.  The conference call access code is 9056848.

This conference call will be recorded and available for review starting at noon central on Wednesday, June 2, 2010 on the Company’s website, www.islecorp.com.  The audio of the conference call will also be available by telephone from that time until midnight central on Wednesday, June 9, 2010, by dialing (866) 498-5468 for domestic callers or (203) 369-1798 for International callers.  The access code will be 875962.

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	(unaudited)
	Three Months Ended		Twelve Months Ended
	April 25,	April 26,	April 25,	April 26,
	2010	2009	2010	2009
Revenues:
Casino	$270,429	$285,764	$1,013,386	$1,055,694
Rooms	10,520	10,684	43,007	46,380
Pari-mutuel, food, beverage and other	36,173	37,484	134,994	138,632
Hurricane insurance recoveries	—	2,932	—	62,932
Gross revenues	317,122	336,864	1,191,387	1,303,638
Less promotional allowances	(48,326)	(52,255)	(191,551)	(195,603)
Net revenues	268,796	284,609	999,836	1,108,035
Operating expenses:
Casino	38,487	39,291	153,838	151,610
Gaming taxes	71,185	73,108	262,241	269,928
Rooms	2,727	3,003	10,845	12,306
Pari-mutuel, food, beverage and other	12,121	14,451	44,760	51,462
Marine and facilities	15,359	16,166	61,507	64,368
Marketing and administrative	62,516	65,437	253,097	256,210
Corporate and development	13,339	8,757	46,750	41,331
Expense recoveries and other charges	—	30,125	(6,762)	36,125
Hurricane insurance recoveries	—	(98)	—	(32,277)
Depreciation and amortization	25,443	30,101	109,504	122,440
Total operating expenses	241,177	280,341	935,780	973,503
Operating income	27,619	4,268	64,056	134,532
Interest expense	(21,752)	(19,543)	(75,434)	(92,065)
Interest income	615	491	1,833	2,112
Gain (loss) on early extinguishment of debt	—	57,693	—	57,693
Other expense	(370)	—	(370)	—
Income (loss) from continuing operations before income taxes	6,112	42,909	(9,915)	102,272
Income tax benefit (provision)	319	(17,356)	8,374	(41,039)
Income (loss) from continuing operations	6,431	25,553	(1,541)	61,233
Income (loss) from discontinued operations, including loss on sale, net of income taxes	(1,546)	(10,965)	(1,732)	(17,658)
Net income (loss)	$4,885	$14,588	$(3,273)	$43,575

Income (loss) per common share-basic and dilutive:
Income (loss) from continuing operations	$0.20	$0.80	$(0.05)	$1.95
Income (loss) from discontinued operations, including loss on sale, net of income taxes	(0.05)	(0.34)	(0.05)	(0.56)
Net income (loss)	$0.15	$0.46	$(0.10)	$1.39

Weighted average basic shares	32,445,378	31,770,653	32,245,769	31,372,670
Weighted average diluted shares	32,515,829	31,770,653	32,245,769	31,379,016

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	April 25,	April 26,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$68,069	$96,654
Marketable securities	22,926	17,548
Accounts receivable, net	8,879	11,935
Income taxes receivable	8,109	7,744
Deferred income taxes	16,826	16,295
Prepaid expenses and other assets	25,095	23,234
Assets held for sale	—	4,183
Total current assets	149,904	177,593
Property and equipment, net	1,098,942	1,177,540
Other assets:
Goodwill	313,136	313,136
Other intangible assets, net	79,675	83,588
Deferred financing costs, net	10,354	9,314
Restricted cash	2,774	2,774
Prepaid deposits and other	20,055	18,717
Total assets	$1,674,840	$1,782,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$8,754	$9,688
Accounts payable	24,072	15,079
Accrued liabilities:
Payroll and related	45,863	47,402
Property and other taxes	20,253	31,563
Interest	14,779	9,280
Progressive jackpots and slot club awards	14,144	13,892
Other	29,290	39,201
Liabilities related to assets held for sale	—	1,888
Total current liabilities	157,155	167,993
Long-term debt, less current maturities	1,192,135	1,291,384
Deferred income taxes	29,193	24,970
Other accrued liabilities	38,972	52,575
Other long-term liabilities	17,166	17,314
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; shares issued: 36,771,730 at April 25, 2010 and 36,111,089 at April 26, 2009	367	361
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	201,464	193,827
Retained earnings	98,555	101,828
Accumulated other comprehensive (loss) income	(8,060)	(15,191)
	292,326	280,825

Treasury stock, 4,326,242 shares at April 25, 2010 and 4,340,436 shares at April 26, 2009	(52,107)	(52,399)
Total stockholders’ equity	240,219	228,426
Total liabilities and stockholders’ equity	$1,674,840	$1,782,662

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	April 25,	April 26,	April 25,	April 26,
	2010	2009	2010	2009
Mississippi
Biloxi	$19,112	$21,868	$72,602	$83,880
Natchez	9,320	10,043	32,826	37,023
Lula	19,323	20,328	68,147	70,985
Mississippi Total	47,755	52,239	173,575	191,888

Louisiana
Lake Charles	35,771	40,007	139,423	152,112

Missouri
Kansas City	21,014	21,372	76,815	74,435
Boonville	20,284	21,586	77,759	78,582
Caruthersville	8,959	9,151	32,685	31,579
Missouri Total	50,257	52,109	187,259	184,596

Iowa
Bettendorf	20,373	22,963	79,527	91,661
Davenport	12,745	13,544	48,075	49,005
Marquette	6,745	7,224	27,176	29,875
Waterloo	22,344	21,863	81,261	80,544
Iowa Total	62,207	65,594	236,039	251,085

Colorado
Black Hawk	30,419	30,715	126,140	123,382

Florida
Pompano	42,007	40,900	135,998	142,672

Property Net Revenues before Other	268,416	281,564	998,434	1,045,735

Insurance Recoveries(2)
Davenport	—	758	—	758
Natchez	—	2,174	—	1,087
Biloxi	—	—	—	60,000

Other	380	113	1,402	455

Net Revenues from Continuing Operations	$268,796	$284,609	$999,836	$1,108,035

Isle of Capri Casinos, Inc.

Supplemental Data - EBITDA (1)

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	April 25,	April 26,	April 25,	April 26,
	2010	2009	2010	2009
Mississippi
Biloxi	$2,444	$2,070	$5,721	$9,050
Natchez	3,676	3,873	10,685	13,820
Lula	6,555	6,504	18,810	20,294
Mississippi Total	12,675	12,447	35,216	43,164

Louisiana
Lake Charles	7,222	9,705	23,579	34,521

Missouri
Kansas City	5,777	5,596	17,637	15,108
Boonville	6,805	7,606	25,603	25,526
Caruthersville	2,094	2,205	6,462	6,356
Missouri Total	14,676	15,407	49,702	46,990

Iowa
Bettendorf	5,863	6,630	21,365	29,372
Davenport	4,144	3,986	13,630	14,591
Marquette	1,445	1,167	5,164	6,324
Waterloo	7,356	6,824	23,456	22,969
Iowa Total	18,808	18,607	63,615	73,256

Colorado
Black Hawk	6,910	7,773	29,740	33,421

Florida
Pompano	5,630	3,843	9,736	8,558

Property EBITDA Before Corporate and Other Items	65,921	67,782	211,588	239,910
Corporate and Other	(11,025)	(8,650)	(43,415)	(40,876)

EBITDA Before Other Items	54,896	59,132	168,173	199,034
Other Items:
Insurance Recoveries(2)
Biloxi	—	—	—	92,179
Davenport	—	758	—	758
Natchez	—	2,272	—	1,136

Valuation Charges(3)
Biloxi	—	(11,856)	—	(11,856)
Black Hawk	—	(18,269)	—	(18,269)

Expense Recoveries and Other(4)	—	—	6,762	(6,000)

Debt Refinancing Costs	(1,834)	—	(1,834)	—

Other:(5)
Marquette Hotel Demolition	—	—	(475)	—
Caruthersville Property Tax Settlement	—	—	934	—
Pompano Gaming Tax Refund	—	2,332	—	1,890
Colorado Referendum Costs	—	—	—	(1,900)

EBITDA from Continuing Operations	$53,062	$34,369	$173,560	$256,972

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA(1)

(unaudited, in thousands)

	Three Months Ended April 25, 2010			Three Months Ended April 26, 2009
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi	$(1,024)	$3,468	$2,444	$(1,859)	$3,929	$2,070
Natchez	3,306	370	3,676	3,243	630	3,873
Lula	4,641	1,914	6,555	4,114	2,390	6,504
Mississippi Total	6,923	5,752	12,675	5,498	6,949	12,447

Louisiana
Lake Charles	4,769	2,453	7,222	6,748	2,957	9,705

Missouri
Kansas City	4,856	921	5,777	4,448	1,148	5,596
Boonville	5,739	1,066	6,805	6,457	1,149	7,606
Caruthersville	1,192	902	2,094	980	1,225	2,205
Missouri Total	11,787	2,889	14,676	11,885	3,522	15,407

Iowa
Bettendorf	3,830	2,033	5,863	4,141	2,489	6,630
Davenport	3,507	637	4,144	2,968	1,018	3,986
Marquette	947	498	1,445	543	624	1,167
Waterloo	4,377	2,979	7,356	3,872	2,952	6,824
Iowa Total	12,661	6,147	18,808	11,524	7,083	18,607

Colorado
Black Hawk	3,346	3,564	6,910	3,797	3,976	7,773

Florida
Pompano	1,933	3,697	5,630	(434)	4,277	3,843

Total Property Before Corporate and Other Items	41,419	24,502	65,921	39,018	28,764	67,782
Corporate and Other	(11,966)	941	(11,025)	(9,987)	1,337	(8,650)

Total Before Other Items	29,453	25,443	54,896	29,031	30,101	59,132
Other Items:
Insurance Recoveries(2)
Davenport	—	—	—	758	—	758
Natchez	—	—	—	2,272	—	2,272

Valuation Charges(3)
Biloxi	—	—	—	(11,856)	—	(11,856)
Black Hawk	—	—	—	(18,269)	—	(18,269)

Debt Refinancing Costs	(1,834)	—	(1,834)	—	—	—

Pompano Gaming Tax Refund(5)	—	—	—	2,332	—	2,332

Total From Continuing Operations	$27,619	$25,443	$53,062	$4,268	$30,101	$34,369

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA(1)

(unaudited, in thousands)

	Twelve Months Ended April 25, 2010			Twelve Months Ended April 26, 2009
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi	$(8,306)	$14,027	$5,721	$(7,952)	$17,002	$9,050
Natchez	8,868	1,817	10,685	10,811	3,009	13,820
Lula	10,692	8,118	18,810	11,498	8,796	20,294
Mississippi Total	11,254	23,962	35,216	14,357	28,807	43,164

Louisiana
Lake Charles	13,317	10,262	23,579	22,041	12,480	34,521

Missouri
Kansas City	13,717	3,920	17,637	10,369	4,739	15,108
Boonville	21,125	4,478	25,603	20,737	4,789	25,526
Caruthersville	2,919	3,543	6,462	1,638	4,718	6,356
Missouri Total	37,761	11,941	49,702	32,744	14,246	46,990

Iowa
Bettendorf	12,624	8,741	21,365	20,090	9,282	29,372
Davenport	10,494	3,136	13,630	10,351	4,240	14,591
Marquette	2,763	2,401	5,164	3,705	2,619	6,324
Waterloo	11,614	11,842	23,456	11,377	11,592	22,969
Iowa Total	37,495	26,120	63,615	45,523	27,733	73,256

Colorado
Black Hawk	14,891	14,849	29,740	16,588	16,833	33,421

Florida
Pompano	(6,951)	16,687	9,736	(8,324)	16,882	8,558

Property EBITDA Before Corporate and Other Items	107,767	103,821	211,588	122,929	116,981	239,910
Corporate and Other	(48,140)	4,725	(43,415)	(46,335)	5,459	(40,876)

EBITDA Before Other Items	59,627	108,546	168,173	76,594	122,440	199,034
Other Items:
Insurance Recoveries(2)
Biloxi	—	—	—	92,179	—	92,179
Davenport	—	—	—	758	—	758
Natchez	—	—	—	1,136	—	1,136

Valuation Charges(3)
Biloxi	—	—	—	(11,856)	—	(11,856)
Black Hawk	—	—	—	(18,269)	—	(18,269)

Expense Recoveries and Other(4)	6,762	—	6,762	(6,000)	—	(6,000)

Debt Refinancing Costs	(1,834)	—	(1,834)	—	—	—

Other:(5)
Marquette Hotel Demolition	(1,433)	958	(475)	—	—	—
Caruthersville Property Tax Settlement	934	—	934	—	—	—
Pompano Gaming Tax Refund	—	—	—	1,890	—	1,890
Colorado Referendum Costs	—	—	—	(1,900)	—	(1,900)
EBITDA From Continuing Operations	$64,056	$109,504	$173,560	$134,532	$122,440	$256,972

(1)          EBITDA is “earnings before interest and other non-operating income (expense), income taxes, and depreciation and amortization.” “Property EBITDA” is EBITDA before Corporate and development expenses and minority interest.  EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses EBITDA and Property EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  A reconciliation of EBITDA and Property EBITDA to operating income is included in the financial schedules accompanying this release. A reconciliation of EBITDA to the Company’s net income (loss) is shown below (in thousands).

	Three Months Ended		Fiscal Year Ended
	April 25,	April 26,	April 25,	April 26,
	2010	2009	2010	2009
EBITDA	$53,062	$34,369	$173,560	$256,972
Add/(deduct):
Depreciation and amortization	(25,443)	(30,101)	(109,504)	(122,440)
Interest expense:
Interest expense, net	(21,137)	(19,052)	(73,601)	(89,953)
Gain on early extinguishment of debt	—	57,693	—	57,693
Other expense	(370)	—	(370)	—
Income tax benefit (provision)	319	(17,356)	8,374	(41,039)
Income (loss) from discontinued operations, including loss on sale, net of income taxes	(1,546)	(10,965)	(1,732)	(17,658)
Net income (loss)	$4,885	$14,588	$(3,273)	$43,575

Certain of our debt agreements use “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants. Adjusted EBITDA differs from EBITDA as Adjusted EBITDA includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)          We have received insurance recoveries related to various claims.  The insurance recoveries for our Biloxi property in fiscal year 2009 related to Hurricane Katrina claims.  In addition, we received insurance recoveries at our Davenport and Natchez properties related to flood and other claims.

(3)          We recorded a valuation charge as a result of our impairment testing under ASC 350 at our Black Hawk property in fiscal year 2009.  We recorded a valuation charge reducing our construction in progress following a decision to change construction plans at our Biloxi property in fiscal year 2009.

(4)          Expense recoveries and other of $(6.8) million for fiscal year 2010 reflect income from the recording of a receivable for reimbursement of Pittsburgh development costs. Expense recoveries and other of $6.0 million for fiscal year 2009 reflect a charge representing the cancellation of our rights to acquire land including a $1.0 million termination fee, related to the potential development of a casino project in the Portland, Oregon area.

(5)          Other:  During fiscal year 2010, the Company demolished the hotel at our Marquette property. As a result, operating income for the fiscal year 2010 includes $0.5 million in demolition costs and $1.0 million in acceleration of remaining depreciation.  Caruthersville includes the favorable impact of $0.9 million from the settlement of a property tax appeal during fiscal year 2010. In fiscal year 2009, Pompano includes the results of an agreement reached with the State of Florida regarding an interpretation of the gaming tax calculation based on taxes paid since opening.  The Colorado properties include costs associated with the gaming referendum passed during fiscal year 2009.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 14 casino properties. The Company owns and operates casinos domestically in Biloxi, Lula and Natchez, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville and Kansas City, Missouri, two casinos in Black Hawk, Colorado, and a casino and harness track in Pompano Beach, Florida. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:

Isle of Capri Casinos, Inc.,

Dale Black, Chief Financial Officer-314.813.9327

Jill Haynes, Senior Director of Corporate Communication-314.813.9368

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